Exhibit 24

Information Regarding Joint Filers

Information Regarding Joint Filers

Designated Filer of Form 4: JW Asset Management, LLC

Date of Earliest Transaction Required to be Reported: March 24, 2025

Issuer Name and Ticker Symbol: ESTABLISHMENT LABS HOLDINGS INC. (ESTA)

Names:	JW Asset Management, LLC, JW Partners, LP, JW Opportunities Fund, LLC, JW GP, LLC and Jason G. Wild.

Address: JW Asset Management, LLC

1051 N. VENETIAN DRIVE

MIAMI BEACH, FL

Signatures:

The undersigned, JW Partners, LP, JW Opportunities Fund, LLC, JW GP, LLC and Jason G. Wild, are jointly filing the attached Statement of Ownership of Securities on Form 4 with JW Asset Management, LLC with respect to the beneficial ownership of securities of Establishment Labs Holdings Inc.

Jw ASSET mANAGEMENT, LLC By: Jason G. Wild, its Managing Member /s/ Jason Klarreich Jason Klarreich, Attorney-In-Fact
JW PartNERS, LP By: JW GP, LLC, its General Partner /s/ Jason Klarreich Jason Klarreich, Attorney-In-Fact

JW opportunities FUND, LLC By: JW GP, LLC, its Manager /s/ Jason Klarreich Jason Klarreich, Attorney-In-Fact

JW GP, LLC

By: Jason G. Wild, its Managing Member

/s/ Jason Klarreich

Jason Klarreich, Attorney-In-Fact

JASON G. WILD

/s/ Jason Klarreich

Jason Klarreich, Attorney-In-Fact